Exhibit 99.1

iCAD REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

U.S. adoption of ProFound AI™, the Company’s deep-learning cancer detection software solution for digital breast tomosynthesis, gaining traction

Conference call today at 8:30 a.m. ET

NASHUA, N.H. – May 7, 2019 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported financial results for the three months ended March 31, 2019.

First Quarter 2019 Highlights:

•	Total revenue of approximately $6.7 million, an increase of 7% over first quarter of 2018
•	Gross profit of $5.3 million, or 78% in the first quarter of 2018 as compared to $4.5 million or 71% in the first quarter of 2018.
•	GAAP Net Loss of $3.7 million, or ($0.22) per diluted share, which includes a $2.5 million non-cash charge associated with the fair value accounting treatment of the Q4, 2018 convertible debentures
•	Non-GAAP Adjusted EBITDA loss of ($0.6) million compared to non-GAAP Adjusted EBITDA loss of ($2.4) million in the first quarter of 2018.

“The first quarter represented a successful transformational period for us during which we put in place many of the initiatives that we believe will allow us to ultimately recognize the substantial growth potential from our innovative technology platform, both in Cancer Detection and Cancer Therapy,” said Michael Klein, Chairman and CEO. “We have made important investments in human capital and are executing on a variety of strategies aimed at increasing market awareness, especially as it relates to ProFound AI™, our latest, deep-learning, cancer detection software solution for digital breast tomosynthesis, which we recently launched in the U.S. In order to best support the ProFound AI launch, we recently completed an organizational restructure, making strategic additions throughout our company, including commercial infrastructure, marketing, business development, and medical affairs. Our goal is to be in a position to gain meaningful traction with this product in the second half of 2019.”

“While the first quarter was a transformational period for us, we are pleased with our overall financial performance,” continued Mr. Klein. “In the Detection segment, our first quarter 2019 product revenues increased $300,000, or 12%, year-over-year, suggesting that we are gaining traction with Profound AI. Our Therapy business continues to generate strong results, as product sales in this segment increased $507,000 or 97% in the first quarter of 2019, as compared to the first quarter of 2018. This growth was driven by the placement of 10 systems in the quarter”

“We achieved significant progress on multiple fronts during the first quarter. We continue to make targeted investments in our organization that will accelerate growth over the course of 2019 and create a sustainable leadership position for iCAD long-term in high-growth global markets,” concluded Mr. Klein.

First Quarter 2019 Financial Results

Revenue: Total revenue for the first quarter of 2019 increased $0.5 million, or 7%, over the first quarter of 2018, reflecting a 27% increase in product revenue and an 11% decrease in service and supplies revenue.

In $000’s
	Three months ended March 31,
	2019	2018	$ Change	% Change
Product revenue	$3,822	$3,014	$808	27%
Service and supplies revenue	2,951	3,299	(348)	(11)%

Total Revenue	$6,773	$6,313	$460	7%

Cancer Detection revenue for the first quarter, which includes revenue from our mammography, breast density, and CT Colon platforms, as well as the associated service and supplies revenue, increased by approximately $0.2 million as compared to the first quarter of 2018, driven by growth in the Company’s Density and 3D imaging products. Therapy revenue, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, for the first quarter of 2019, increased by $0.3 million as compared to the first quarter of 2018.

In $000’s
	Three months ended March 31,
	2019	2018	$ Change	% Change
Detection revenue
Product revenue	$2,790	$2,489	$301	12%
Service and supplies revenue	1,378	1,522	(144)	(9)%

Detection Revenue	$4,168	$4,011	$157	4%

Therapy revenue
Product revenue	$1,032	$525	$507	97%
Service and supplies revenue	1,573	1,777	(204)	(11)%

Therapy Revenue	$2,605	$2,302	$303	13%

Total Revenue	$6,773	$6,313	$460	7%

Gross Profit: Gross profit for the first quarter of 2019 was $5.3 million, or 78% of revenue, compared with $4.5 million, or 71% of revenue, for the first quarter of 2018. The year-over-year increase in gross profit percentage change is primarily due to incremental gross profit margin associated with the Company’s exit in 2018 from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the first quarter of 2019 decreased by $1.3 million to $6.3 million from $7.6 million in the first quarter of 2018. The decrease was due primarily to decreases in engineering and product development costs, and general and administrative expenses offset by increased marketing and sales expenses.

GAAP Net Loss: Net loss for the first quarter of 2019 was ($3.7) million, or ($0.22) per diluted share, compared with a net loss of ($3.3) million, or ($0.20) per diluted share, for the first quarter of 2018. GAAP Net Loss includes a $2.5 million non-cash charge associated with the fair value accounting treatment of our convertible debentures issued in December 2018.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the first quarter of 2019 was a loss of ($0.6) million, compared to a first quarter 2018 non-GAAP adjusted EBITDA loss of ($2.4) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2019 and 2018, respectively.

Cash and Cash Equivalents: As of March 31, 2019, the Company had cash and cash equivalents of $11.3 million, compared with cash and cash equivalents of $12.2 million at December 31 2018.

Conference Call

Tuesday, May 7th @ 8:30am Eastern Time

Domestic:     877-407-0784

International:     201-689-8560

Conference ID:    13689511

Webcast:     http://public.viavid.com/index.php?id=133942

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to our ability to achieve sales, business and strategic goals and objectives, to increase sales, accelerate growth, increase brand recognition, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Investor Relations:

LifeSci Advisors, on behalf of iCAD, Inc.

Jeremy Feffer, (212) 915-2568

jeremy@lifesciadvisors.com

iCAD, Inc.

603.882.5200

pr@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$11,315	$12,185
Trade accounts receivable, net of allowance for doubtful accounts of $177 in 2019 and $177 in 2018	7,401	6,403
Inventory, net	1,990	1,587
Prepaid expenses and other current assets	1,377	1,045

Total current assets	22,083	21,220

Property and equipment, net of accumulated depreciation of $6,283 in 2019 and $6,214 in 2018	511	552
Right of use Assets	731	—
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,903 in 2019 and $7,809 in 2018	1,456	1,550
Goodwill	8,362	8,362

Total Assets	$33,196	$31,737

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,484	$1,154
Accrued and other expenses	5,416	5,060
Notes payable—current portion	2,250	1,851
Lease payable—current portion	806	15
Deferred revenue	5,104	5,165

Total current liabilities	15,060	13,245

Notes payable, long-term portion	3,694	4,254
Convertible debentures payable to non-related parties, at fair value	8,637	6,300
Convertible debentures payable to related parties, at fair value	858	670
Lease payable—long-term portion	32	38
Deferred revenue, long-term portion	346	331
Deferred tax	3	3

Total Liabilities	28,630	24,841

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 17,500,265 in 2019 and 17,066,510 in 2018; outstanding 17,314,434 in 2019 and 16,880,679 in 2018	175	171
Additional paid-in capital	220,297	218,914
Accumulated deficit	(214,491)	(210,774)
Treasury stock at cost, 185,831 shares in 2019 and 2018	(1,415)	(1,415)

Total Stockholders’ Equity	4,574	6,896

Total Liabilities and Stockholders’ Equity	$33,196	$31,737

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Products	$3,822	$3,014
Service and supplies	2,951	3,299

Total revenue	6,773	6,313
Cost of revenue:
Products	680	458
Service and supplies	717	1,252
Amortization and depreciation	94	105

Total cost of revenue	1,491	1,815

Gross profit	5,282	4,498

Operating expenses:
Engineering and product development	2,127	3,339
Marketing and sales	2,573	2,166
General and administrative	1,546	2,058
Amortization and depreciation	70	83

Total operating expenses	6,316	7,646

Loss from operations	(1,034)	(3,148)
Interest expense	(209)	(142)
Loss on fair value of convertible debentures	(2,525)	—
Other income	59	22

Other expense, net	(2,675)	(120)
Loss before income tax expense	(3,709)	(3,268)

Tax expense	(8)	(13)

Net loss and comprehensive loss	$(3,717)	$(3,281)

Net loss per share:
Basic	$(0.22)	$(0.20)

Diluted	$(0.22)	$(0.20)

Weighted average number of shares used in computing loss per share:
Basic	17,200	16,583

Diluted	17,200	16,583

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the three months ended March 31,
	2019	2018
Cash flow from operating activities:
Net loss	$(3,717)	$(3,281)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	95	92
Depreciation	69	96
Bad debt provision	—	85
Inventory obsolescence reserve	—	(2)
Stock-based compensation expense	212	391
Amortization of debt discount and debt costs	39	64
Change in fair value of convertible debentures	2,525	—
Deferred tax	—	(8)
Loss on disposal of assets	—	12
Changes in operating assets and liabilities
Accounts receivable	(998)	1,262
Inventory	(403)	(72)
Prepaid and other current assets	(333)	59
Accounts payable	330	177
Accrued expenses	414	186
Deferred revenue	(46)	298

Total adjustments	1,896	2,640

Net cash used for operating activities	(1,813)	(641)

Cash flow from investing activities:
Additions to patents, technology and other	(1)	(2)
Additions to property and equipment	(28)	(22)

Net cash used for investing activities	(29)	(24)

Cash flow from financing activities:
Stock option exercises	1,175	—
Taxes paid related to restricted stock issuance	—	(57)
Principal payments of capital lease obligations	(3)	(3)
Principal repayment of debt financing, net	(200)	—

Net cash provided by (used for) financing activities	972	(60)

Decrease in cash and equivalents	(870)	(725)
Cash and equivalents, beginning of period	12,185	9,387

Cash and equivalents, end of period	$11,315	$8,662

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause.

Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.
•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees associated with acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2019	2018
GAAP Net Loss	$(3,717)	$(3,281)
Interest Expense	209	142
Other income	(59)	(22)
Stock Compensation	212	391
Depreciation	69	96
Amortization	95	92
Tax expense	8	13
Severance	—	144
Loss of fair value of convertible debentures	2,525	—
Loss on sale of Asset	—	12
Litigation related	72	42

Non-GAAP Adjusted EBITDA	$(586)	$(2,371)

	Three Months Ended March 31,
	2019	2018
GAAP Net Loss	$(3,717)	$(3,281)
Adjustments to Net Loss:
Severance	—	144
Loss of fair value of convertible debentures	2,525	—
Loss on sale of Asset	—	12
Litigation	72	42

Non-GAAP Adjusted Net Loss	$(1,112)	$(3,083)

Net Loss per share
GAAP Net Loss per share	$(0.22)	$(0.20)
Adjustments to Net Loss (as detailed above)	0.15	0.01

Non-GAAP Adjusted Net Loss per share	$(0.07)	$(0.19)